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                                  EXHIBIT 10.2

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement is dated as of September 9, 2006 (this "Amendment") by and between Perrigo Company, a Michigan corporation (the "Company"), and David T. Gibbons (the "Executive").

     WHEREAS the Company and the Executive are parties to that certain Employment Agreement dated as of April 19, 2000 and as amended pursuant to an Amendment to Employment Agreement dated as of June 30, 2005 (the "Employment Agreement"), which provides, among other things, that the Company agrees to employ the Executive, subject to certain terms and conditions, as its President and Chief Executive Officer for a period ending on December 31, 2006 unless otherwise extended pursuant to the Employment Agreement; and

     WHEREAS the Company and the Executive wish to further amend the Employment Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1. AMENDMENTS.

          (a) Effective as of October 9, 2006, the phrase "President and Chief Executive Officer" as used in Sections 1(a), 1(c) and 3(d) of the Employment Agreement is deleted and replaced with "Executive Chairman".

          (b) Effective as of October 9, 2006, the Section 1(b) of the Employment Agreement is deleted in its entirety and replaced by the following:

               (b) During the Agreement Term, while the Executive is employed by the Company, the Executive shall devote significant time (reasonable sick leave and vacations excepted) and his best efforts, energies and talents to fulfilling his executive responsibilities to the Company. The Executive shall serve as Executive Chairman and shall perform such services for the Company and its Affiliates as the Board deems appropriate, including continued management responsibilities, facilitating a successful transition to a new Chief Executive Officer and promoting the interests of the Company.

          (c) Section 1(f) of the Employment Agreement is deleted in its entirety and replaced by the following:

               The "Agreement Term" shall be the period beginning on April 1, 2006 and ending on March 31, 2007.

          (d) Section 2(b) of the Employment Agreement is amended by adding a sentence to the end to read as follows:

               The Executive shall receive a pro rata bonus for the fiscal year ending June 30, 2007, based on Company performance as determined under the MIB. The pro rata bonus will be the bonus calculated under the MIB, multiplied


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               by a fraction, the numerator of which is the number of days on which the Executive is employed by the Company during the fiscal year and the denominator of which is 365. Payment shall be made within 60 days after the end of the fiscal year.

          (e) Effective as of October 9, 2006, the phrase "Chief Executive Officer" in Section 2(h) of the Employment Agreement is deleted and replaced with "Executive Chairman".

          (f) The second sentence of the last paragraph of Section 2(e) of the Employment Agreement, as previously amended, is deleted in its entirety and replaced by the following:

               The monetary values of the awards for fiscal years 2006 and 2007 shall be $1,645,500 and $1,560,000, respectively.

          (g) The last sentence of paragraph 1(f) of the Amendment dated as of June 30, 2005 is hereby deleted.

          (h) Section 2 of the Employment Agreement is amended to include a new
          Section 2(j) as follows:

               (j) Vesting and Exercise. If Executive remains employed with the Company through the Agreement Term, all of the Executive's unvested, previously granted stock options and service-based restricted stock will become fully vested as of the end of the Agreement Term. If the Executive remains employed with the Company through the Agreement Term, all outstanding performance-based restricted stock will continue to vest consistent with the award agreement, as if the Executive had remained an employee of the Company. All of the Executive's outstanding vested stock options (including options that vest pursuant to this paragraph (j)) may be exercised until the later of (i) December 31 of the calendar year in which the options would otherwise have expired according to their terms as of the original grant date or (ii) the fifteenth day of the third month following the date on which the options would otherwise have expired according to their terms as of the original grant date; provided that in no event may an option be exercised after the end of its stated term. The parties intend that the extension of the exercise period for outstanding options shall comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). If final regulations issued under section 409A allow an extension of the exercise period for a period longer than that set forth above, the parties agree to amend this Agreement to allow the options to be exercised during the maximum period allowed by section 409A.

          (i) The Employment Agreement is amended by adding a new Section 17 to read as follows:

               17. Section 409A. This Agreement is intended to comply with section 409A of the Code and its corresponding regulations, to the extent


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               applicable. Any payments under Section 4 that are subject to section 409A shall be paid only upon an event and in a manner permitted by section 409A. If the Executive is considered a "Key Employee" (as defined below) and if any payments under Section 4 upon termination of employment are required to be delayed for a period of six months in order to comply with section 409A of the Code, the payments shall be postponed for the required six-month period under section 409A. At the end of the six-month period, the accumulated withheld amounts shall be paid in a lump sum payment within five days after the end of the six month period. If the Executive dies during such six-month period prior to the payment of benefits, the accumulated withheld amounts shall be paid to the personal representative of the Executive's estate within 60 days after the date of the Executive's death.

               The term "Key Employee" shall mean an employee who, at any time during the 12-month period ending on the identification date (defined below), is (i) an officer of the Company or an affiliate (as determined for purposes of section 416(i) of the Code) who has annual compensation greater than $135,000 (or such other amount as may be in effect under Section 416(i)(1) of the Code),
               (ii) a 5% owner of the Company or (iii) a 1% owner of the Company who has annual compensation greater than $150,000. The identification date shall be each December 31, and the determination of Key Employees as of such identification date shall apply for the 12-month period following April 1 after the identification date. The determination of Key Employees, including the number and identity of persons considered officers, shall be made by the Company in accordance with the provisions of Sections 416(i) and 409A of the Code and the regulations issued thereunder.

     2. EFFECT OF AMENDMENTS. Except to the extent expressly amended hereby, the Employment Agreement shall remain in full force and effect in all respects.

     3. APPLICABLE LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     4. COUNTERPARTS. This Amendment may be executed in one or more counterparts (including counterparts executed and delivered by facsimile, which shall be as counterparts executed and delivered manually), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first written above.

                                        PERRIGO COMPANY


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                                        By: /s/ Gary K. Kunkle, Jr.
                                            ------------------------------------
                                        Name: Gary K. Kunkle, Jr.
                                        Title: Compensation Committee Chair


                                        DAVID T. GIBBONS


                                        By: /s/ David T. Gibbons
                                            ------------------------------------


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